UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016 (July 7, 2016)

HEALTHCARE TRUST OF AMERICA, INC.

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
Delaware	333-190916	20-4738347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)

(480) 998-3478

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2016, Healthcare Trust of America Holdings, LP (the “Operating Partnership”), the operating partnership subsidiary of Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA” and together with the Operating Partnership, the “Company”), issued $350.0 million in aggregate principal amount of its 3.500% Senior Notes due 2026 (the “Notes”) in a public offering (the “Offering”) through underwriters for whom U.S. Bancorp Investments, Inc. and J.P. Morgan Securities LLC acted as representatives (the “Representatives”) pursuant to an underwriting agreement, dated July 7, 2016 (the “Underwriting Agreement”), among the Operating Partnership, HTA and the Representatives. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report.

The Notes were registered under the Securities Act on the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-202388), filed with the Securities and Exchange Commission on February 27, 2015. The Notes were issued pursuant to an indenture (the “Indenture”), dated as of July 12, 2016, among the Operating Partnership, as issuer, HTA, as guarantor, and U.S. Bank National Association, as trustee. The Indenture contains various restrictive covenants, including limitations on the Operating Partnership’s ability to incur additional indebtedness, requirements to maintain a pool of unencumbered assets and requirements to maintain insurance with financially sound and reputable insurance companies.

A copy of the Indenture, including the form of the Notes and guarantee of the Notes by HTA, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 below for additional information.

The net proceeds of the Offering will be approximately $346.5 million, after deducting the underwriting discount and estimated offering expenses. The Operating Partnership intends to use the net proceeds of the Offering (i) to repay a portion of the outstanding indebtedness under the revolving credit and term loan facility and (ii) for general corporate purposes, including, without limitation, working capital and investment in real estate.

The foregoing description of the Underwriting Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture and the forms of Notes and guarantee of the Notes therein, attached hereto as Exhibits 1.1 and 4.1, respectively, and incorporated by reference herein.

O’Melveny & Myers LLP issued an opinion as to certain tax matters with respect to the Offering, which opinion is filed as Exhibit 8.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 12, 2016, the Operating Partnership issued $350.0 million in aggregate principal amount of Notes. The Operating Partnership offered the Notes at 99.721% of the principal amount thereof. The Notes are general unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Operating Partnership’s existing and future senior unsecured and unsubordinated indebtedness, including the Operating Partnership’s 3.70% Senior Notes due 2023 and 3.38% Senior Notes due 2021, and senior in right of payment to any of the Operating Partnership’s subordinated indebtedness. As a result, the Notes will be effectively subordinated in right of payment to all of the Operating Partnership’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of the Operating Partnership’s subsidiaries. The Notes bear interest at 3.500% per annum. Interest is payable on February 1 and August 1 of each year beginning February 1, 2017 until the maturity date of August 1, 2026. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by HTA. A copy of the Indenture, including the form of the Notes and guarantee of the Notes by HTA, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report.

The Notes will be redeemable at the Operating Partnership’s option and in its sole discretion, at any time or from time to time prior to May 1, 2026, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date at the adjusted treasury rate (determined in accordance with the Indenture) plus 0.35%, plus, in each case, accrued and unpaid interest thereon to the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, the Operating Partnership will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its Notes for redemption).

Notwithstanding the foregoing, if the Notes are redeemed on or after May 1, 2026, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	a default for 90 days in the payment of any installment of interest under the Notes;

•	default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the Notes in accordance with the terms of the Indenture shall not constitute a default in the payment of principal;

•	the Operating Partnership’s failure to comply with any of its agreements in the Notes or the Indenture upon receipt by the Operating Partnership of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the Operating Partnership’s failure to cure (or obtain a waiver of) such default within 90 days after the Operating Partnership receives such notice;

•	failure to pay any indebtedness for money borrowed by the Operating Partnership, HTA or any of the Operating Partnership’s Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC as in effect on the original issue date of the Notes) in an outstanding principal amount in excess of $35.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding Notes); and

•	certain events of bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee of the Operating Partnership, HTA or any of the Operating Partnership’s Significant Subsidiaries or any substantial part of their respective property.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated July 7, 2016, among Healthcare Trust of America Holdings, LP, Healthcare Trust of America, Inc., and U.S. Bancorp Investments, Inc. and J.P. Morgan Securities LLC as representatives of the several underwriters named therein.

4.1	Indenture, dated as of July 12, 2016, among Healthcare Trust of America Holdings, LP, Healthcare Trust of America, Inc. and U.S. Bank National Association, as trustee, including the form of 3.500% Senior Notes due 2026 and the guarantee thereof.

5.1	Opinion of Venable LLP.

5.2	Opinion of O’Melveny & Myers LLP.

8.1	Opinion of O’Melveny & Myers LLP as to certain tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of O’Melveny & Myers LLP (included in Exhibits 5.2 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

Date: July 12, 2016	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman

Healthcare Trust of America Holdings, LP

	By:	Healthcare Trust of America, Inc.,
its General Partner

Date: July 12, 2016	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman